Exhibit 10.2

September 27, 2006

Jac J. Amerell

Vice President and Controller

First Colony Life Insurance Company

700 Main Street

Lynchburg, VA 24504

Re:	Reinsurance Agreement between Genworth Life and Annuity Insurance Company (“GLAIC”) and First Colony Life Insurance Company (“FCL”)

Dear Jac:

Pursuant to the discussions between the GLAIC and FCL, the parties agree to waive the 30 day prior notice period under Article 2.2 of the Reinsurance Agreement between them entered into on December 1, 2005 (the “Agreement”), in order for FCL to increase the Maximum Program Size (as that term is defined in the Agreement) from $2 billion to $3 billion. Accordingly, this increase of the Maximum Program Size will be effective as of September 25, 2006, which is the date upon which GLAIC received notice of this increase from FCL.

Kindly acknowledge FCL’s agreement to this waiver by signing where indicated below and returning a copy of this letter to me.

Very truly yours,

/s/ Thomas E. Duffy
Thomas E. Duffy
Senior Vice President, General Counsel & Secretary

cc:	J. Kevin Helmintoller

Beth E. Wortman

Shailesh Shah

Pamela S. Asbury

Cheryl C. Yakey-Fogle

Acknowledged and accepted on behalf of First Colony Life Insurance Company this 27th day of September, 2006

By:	/s/ Jac J. Amerell
Jac J. Amerell
Vice President and Controller